Exhibit 99.1

TransDigm Announces Proposed New Term Loan,
Considers Paying Special Dividend and Provides Update on Estimated Fiscal 2016 Results

Cleveland, Ohio, October 4, 2016/PRNewswire/ -- TransDigm Group Incorporated (NYSE: TDG) (the “Company”) today announced that it is seeking to increase its existing term loan facility by an additional $650 million term loan in connection with considering whether to pay a special dividend.
The Company is considering paying a cash dividend in the range of $1.1 billion to $1.5 billion with the proceeds of the proposed new term loan and cash on hand. The specific timing and aggregate amount of the dividend, if any, has not been determined and there can be no assurance that such dividend will be declared and paid or that the proposed new financing will be completed. Whether to pay the dividend and the amount thereof are subject to consideration of various factors by the Company’s Board of Directors, including, among other things, the Company’s financial position, the availability of capital on favorable terms, and liquidity and capacity post-dividend adequate to meet our likely range of acquisition and other business requirements.
In connection with the proposed additional term loan and related discussions with lenders, the Company is providing an update on its preliminary expectations for certain fiscal 2016 results relative to the guidance provided on August 9, 2016 in its third quarter earnings release. Based on these preliminary expectations the August 9, 2016 guidance still appears to be materially correct. Based on currently available information, the Company expects fiscal 2016 EBITDA As Defined to be at or modestly above the midpoint of the previously stated guidance range and net sales to be at or slightly below the low end of the guidance range. This information is preliminary and based on estimates for the recently completed fiscal year. The Company plans to announce actual fiscal 2016 results on November 14, 2016.
EBITDA As Defined is a non-GAAP measure. The Company defines EBITDA As Defined as earnings before interest, taxes, depreciation and amortization plus certain non-operating items, refinancing costs, acquisition-related costs, transaction-related costs and non-cash charges incurred in connection with certain employee benefit plans. Additional information about the use of non-GAAP measures, and a reconciliation of the previously provided EBITDA As Defined guidance to net income guidance, is included in the Company’s third quarter earnings release.

About TransDigm Group
The Company, through its wholly-owned subsidiaries, is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include mechanical/electro-mechanical actuators and controls, ignition systems and engine technology, specialized pumps and valves, power conditioning devices, specialized AC/DC electric motors and generators, NiCad batteries and chargers, engineered latching and locking devices, rods and locking devices, engineered connectors and elastomers, databus and power controls, cockpit security components and systems, specialized cockpit displays, aircraft audio systems, specialized lavatory components, seatbelts and safety restraints, engineered interior surfaces and related components, lighting and control technology, military personnel parachutes, high performance hoists, winches and lifting devices, and cargo loading, handling and delivery systems.

Forward-Looking Statements
Statements in this press release that are not historical facts, including those related to proposed additional financing, the payment of a special dividend and fiscal 2016 results, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.Words such as “believe,” “may,” “will,” “should,” “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate,” or “continue” and other words and terms of similar meaning may identify forward-looking statements.

All forward-looking statements involve risks and uncertainties which could affect the Company’s actual results and could cause its actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, the Company. These risks and uncertainties include but are not limited to: the conditions of the debt markets; interest rate changes; the Company’s compliance with its debt covenants; local, regional, national and international economic conditions; and other factors. With respect to fiscal 2016 results, actual results may differ from estimated information due to the completion of financial closing procedures, final adjustments, completion of the audit of financial statements and other developments that may arise or information that may become available between now and the time the audit of our financial statements is completed. Further information regarding the important factors that could cause actual results to differ materially from projected results can be found in the Company’s Annual Report on Form 10-K and other reports that the Company or its subsidiaries have filed with the Securities and Exchange Commission. Except as required by law, the Company undertakes no obligation to revise or update the forward-looking statements contained in this press release.

Contact:	Liza Sabol
Investor Relations
216-706-2945
ir@transdigm.com